Exhibit 10.1

FIRST AMENDMENT TO
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of September 26, 2005 (the “First Amendment Closing Date”) is among HILAND OPERATING, LLC, a Delaware limited liability company (the “Borrower”), the banks and other financial institutions listed on the signature pages hereto (together with each other person who becomes a Lender, collectively the “Lenders”), and MIDFIRST BANK, a federally chartered savings association, individually as a Lender and as Administrative Agent (the “Administrative Agent”).

Preliminary Statement

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of February 15, 2005 (as same may be further amended, restated, increased and extended, the “Credit Agreement”), under and subject to the terms of which the Lenders have committed to make Revolving Loans and issue Letters of Credit to Borrower; and

WHEREAS, Borrower has now requested that the Administrative Agent and Lenders modify the Credit Agreement to change certain terms thereof, including, among other things, to increase the size of the Commitments from $55,000,000 to $125,000,000 and to add the Bakken System to the Collateral; and

WHEREAS, the Administrative Agent and Lenders have agreed to modify the Credit Agreement in accordance with the terms and conditions contained in this First Amendment; and

WHEREAS, Borrower, Administrative Agent and the Lenders wish to execute this First Amendment to evidence such agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders hereby agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement):

Section 1.                                            Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)                                  The definition of “Applicable Rate” is hereby amended by deleting the last sentence of such definition in its entirety and replacing it with the following:

“Notwithstanding the above, the Applicable Rate from the Effective Date (as such term is defined in the First Amendment) through the first Financial Statement Delivery Date occurring after December 31, 2005 shall be 1.75% for ABR Loans and 2.75% for Eurodollar Revolving Loans and the unused commitment fee rate shall be 0.50%.”

(b)                                 The definition of “Commitment Increase Agreement” is hereby deleted in its entirety.

(c)                                  The definition of “Commitment Increase Notice” is hereby deleted in its entirety.

(d)                                 The following definition of “First Amendment” is hereby added in proper alphabetical order:

““First Amendment” means that certain First Amendment to Credit Agreement by and between Borrower, Administrative Agent and the Lenders dated as of the First Amendment Closing Date, amending this Agreement.”

(e)                                  The definition of “New Lender” is hereby deleted in its entirety.

(f)                                    The definition of “New Lender Agreement” is hereby deleted in its entirety.

(g)                                 The definition of “Re-Allocation Date” is hereby deleted in its entirety.

(h)                                 The definition of “Revolver A Commitment” is hereby amended by deleting such definition in its entirety and replacing it with the following:

““Revolver A Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolver A Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolver A Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolver A Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Revolver A Commitments is $117,500,000.”

(i)                                     The definition of “Security Documents” is hereby deleted in its entirety and replaced with the following:

““Security Documents” means the guaranty of each of the Guarantors, together with any guaranty delivered pursuant to Section 5.16 hereof, and any and all other security agreements, pledge agreements, mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, guaranty agreements, landlord’s consents, estoppels, assignments, UCC financing statements and all similar documents executed by any Person in connection herewith, including, without limitation, all documents and instruments listed on Schedule 1.01 attached hereto, together with any agreements delivered pursuant to Section 5.12 hereof, granting to the Administrative Agent for the benefit of the Lenders a first Lien and security interest in substantially all of the Collateral of the Borrower and its Subsidiaries as security for the Obligations, including, without limitation, any such documents or agreements delivered with respect to the Bakken System pursuant to the First Amendment, subject only to Permitted Encumbrances.”

Section 2.                                            Amendment to Section 2.20.  Section 2.20 of the Credit Agreement is hereby deleted in its entirety.

Section 3.                                            Amendment to Section 6.16.  Section 6.16 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

“SECTION 6.16.                                   Minimum Consolidated Tangible Net Worth.   Borrower will not permit Consolidated Tangible Net Worth as of (i) the last day of each of the fiscal quarters ended September 30, 2005 and December 31, 2005, to be less than $15,000,000; and (ii) the last day of any fiscal quarter thereafter, to be less than $40,000,000.”

Section 4.                                            Amendment to Section 6.18.  Section 6.18 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

“SECTION 6.18.                                   Maximum Leverage Ratio.  The Borrower shall not permit the Leverage Ratio as of (i) the last day of each of the fiscal quarters ended September 30, 2005 and December 31, 2005, to exceed 4.5 to 1.0; and (ii) the last day of any fiscal quarter thereafter, to exceed 4.0 to 1.0.”

Section 5.                                            Amendment to Exhibit B.  The text of Exhibit B to the Credit Agreement is hereby deleted in its entirety and replaced with “Intentionally Deleted.”

Section 6.                                            Amendment to Exhibit C.  The text of Exhibit C to the Credit Agreement is hereby deleted in its entirety and replaced with “Intentionally Deleted.”

Section 7.                                            Amendment to Schedule 1.01.  Schedule 1.01 to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 1.01 attached hereto.

Section 8.                                            Amendment to Schedule 2.01.  Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 2.01 attached hereto.

Section 9.                                            Amendment to Schedule 3.06(b).  Schedule 3.06(b) to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 3.06(b) attached hereto.

Section 10.                                      Amendment to Schedule 3.06(d).  Schedule 3.06(d) to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 3.06(d) attached hereto.

Section 11.                                      Amendment to Schedule 3.14.  Schedule 3.14 to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 3.14 attached hereto.

Section 12.                                      Amendment to Schedule 3.24.  Schedule 3.24 to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 3.24 attached hereto.

Section 13.                                      Amendment to Schedule 5.18.  Schedule 5.18 to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 5.18 attached hereto.

Section 14.                                      Re-allocation of Commitments.  On the Effective Date there shall either be no Loans outstanding or arrangements satisfactory to the Administrative Agent shall have been made to prepay all outstanding Loans, together with accrued interest thereon and any amounts payable pursuant to Section 2.16 of the Credit Agreement.  Any prepayment made by the Borrower in accordance with the preceding sentence of this Section 14 may be made with the proceeds of an Advance made by all the Banks in connection with the increase and adjustment of the Commitments pursuant to this Section 14.  The Borrower and all Lenders hereby instruct and irrevocably authorize the Administrative Agent to accept such prepayments, affect such offsets, and distribute the proceeds of each Loan made by any Lender on the Effective Date as are necessary to affect the adjustments in the Commitments as are evidenced by this First Amendment.

Section 15.                                      Exercise of Section 2.20 of the Credit Agreement.  The Borrower, the Administrative Agent and the Lenders hereby agree and acknowledge that Thirty-Five Million and No/100 Dollars ($35,000,000) of the increase in the Revolver A Commitments pursuant to this First Amendment is being effected by the exercise by Borrower of its right to increase the Revolver A Commitments pursuant to Section 2.20 of the Credit Agreement.

Section 16.                                      Representations True; No Default.  Borrower represents and warrants that:

(a)                                  this First Amendment has been duly authorized, executed and delivered on its behalf; the Credit Agreement, as amended hereby, together with the other Loan Documents to which Borrower is a party, constitute valid and legally binding agreements of Borrower enforceable in accordance with their terms;

(b)                                 the representations and warranties of Borrower contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof; and

(c)                                  no Default or Event of Default under the Credit Agreement has occurred and is continuing.

Section 17.                                      Expenses, Additional Information.  Borrower shall pay to the Administrative Agent all reasonable expenses incurred in connection with the execution of this First Amendment, including all reasonable expenses incurred in connection with any previous negotiation and loan documentation.  Borrower shall furnish to the Administrative Agent and Lenders all such other documents, consents and information relating to Borrower as the Administrative Agent or any Lender may reasonably require to accomplish the purposes hereof.

Section 18.                                      Conditions to Effectiveness.  This First Amendment shall become effective on the date (the “Effective Date”) when, and only when:

(a)                                  Borrower, Administrative Agent and the Lenders shall have executed and delivered to the Administrative Agent a counterpart of this First Amendment;

(b)                                 Administrative Agent shall have received resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of Borrower and each Guarantor authorizing the execution, delivery and performance of this First Amendment, each such copy being attached to an original certificate of an authorized officer of the Borrower and each Guarantor, dated as of the First Amendment Closing Date certifying (i) that the resolutions attached thereto are true, correct and complete copies of resolutions duly adopted by Borrower and each Guarantor, as applicable, (ii) that such resolutions constitute all resolutions adopted with respect to the transactions contemplated hereby, (iii) that such resolutions have not been amended, modified, revoked or rescinded as of the First Amendment Closing Date, (iv) that the articles of organization and regulations of the Borrower and each Guarantor, as applicable, have not been amended or otherwise modified since the effective date of the Credit Agreement, except pursuant to any amendments attached thereto, and (v) as to the incumbency and signature of the officers of the Borrower and each Guarantor executing this First Amendment;

(c)                                  Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Loan Documents shall be true and correct in all material respects;

(d)                                 No Default or Event of Default shall have occurred and be continuing;

(e)                                  No event shall have occurred with respect to the Parent, the Borrower and its Subsidiaries, taken as a whole, which, in the reasonable opinion of the Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect;

(f)                                    Administrative Agent shall have received a fully executed copy of that certain fee letter between the Borrower and Administrative Agent pertaining to certain fees and expenses payable by Borrower to such parties as set forth in such letter and all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder;

(g)                                 The Borrower shall have acquired 100% of the outstanding membership interests in Hiland Partners, LLC (“Hiland Partners”) and shall have pledged such membership interests to Administrative Agent for the benefit of the Lenders (free and clear of all Liens, other than Liens permitted by Section 6.02 of the Credit Agreement);

(h)                                 Hiland Partners shall deliver a fully executed Guaranty to Administrative Agent;

(i)                                     The Administrative Agent shall have received each of the Security Documents, duly executed and completed in sufficient number of counterparts for recording, if necessary, and they shall constitute satisfactory security documentation to create first priority security interests in the Collateral, including, without limitation, all assets comprising the Bakken System (free and clear of all Liens, other than Liens permitted by Section 6.02 of the Credit Agreement);

(j)                                     The Administrative Agent shall have received the following:

(i)                                     Uniform Commercial Code Financing Statements (Form UCC-1) and such evidence of filing or arrangements for filing as may be acceptable to the Administrative Agent, naming the relevant Loan Party as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed or to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Documents;

(ii)                                  certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name any Loan Party (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings of any Security Documents are made pursuant to this Agreement, together with copies of such financing statements none of which (other than those (i) securing the Obligations, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements, or (ii) that are terminated as of the Effective Date or within a time frame otherwise acceptable to the Administrative Agent) shall cover any Collateral described in the Security Documents; and

(iii)                               copies of tax Lien searches for each jurisdiction in which a Security Document is filed or recorded pursuant to this Agreement, certified by a party acceptable to the Administrative Agent, listing all tax Liens imposed on any Loan Party or any of its assets (none of which shall cover any Collateral described in the Security Documents);

(k)                                  The Administrative Agent shall have received, and be satisfied with, the title information with respect to the Collateral and shall, in its sole and absolute discretion, be satisfied with the status of title to the Collateral;

(l)                                     The Administrative Agent shall have received a reliance letter from EnviroTech Engineering & Consulting, Inc. with respect to the Phase I Environmental Site Assessment for the Bakken System dated August, 2005, which reliance letter entitles the Administrative Agent and Lenders to rely on such report as if such report had been issued directly to the Administrative Agent for the benefit of the Lenders;

(m)                               Administrative Agent or any Lender or counsel to the Administrative Agent shall receive such other instruments or documents as they may reasonably request;

(n)                                 The Administrative Agent shall have received, and shall be satisfied in its sole discretion with the contents, results and scope of, the report by Barnes & Click with respect to the Bakken System;

(o)                                 The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of McAfee & Taft, a professional corporation, counsel for the Borrower, relating to the Parent, the Borrower and its Subsidiaries, this Agreement or the Transactions and any other matters as the Lenders shall reasonably request.  The Borrower hereby requests such counsel to deliver such opinion;

(p)                                 The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each local counsel of the Borrower approved by Administrative Agent, for each state where any portion of the Collateral is located, relating to the enforceability of the Security Documents in such State and any other matters as the Lenders shall reasonably request;

(q)                                 The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the Guarantors, the Parent and the General Partner, the authorization of the Transactions and any other legal matters relating to the Borrower, the Guarantors, Parent and the General Partner, this First Amendment, the Credit Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel; and

(r)                                    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date upon the satisfaction of all of the foregoing conditions, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the rights and obligations of the parties hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02 of the Credit Agreement) at or prior to 3:00 p.m., Oklahoma City, Oklahoma time, on December 31, 2005 (and, in the event such conditions are not so satisfied or waived, this First Amendment shall be null and void and of no further force and effect).

Section 19.                                      Miscellaneous Provisions.

(a)                                  From and after the execution and delivery of this First Amendment, the Credit Agreement shall be deemed to be amended and modified as herein provided, and except as so amended and modified the Credit Agreement shall continue in full force and effect.

(b)                                 The Credit Agreement and this First Amendment shall be read and construed as one and the same instrument.

(c)                                  Any reference in any of the Loan Documents to the Credit Agreement shall be a reference to the Credit Agreement as amended by this First Amendment.

(d)                                 This First Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma and of the United States of America.

(e)                                  This First Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(f)                                    The headings herein shall be accorded no significance in interpreting this First Amendment.

Section 20.                                      Binding Effect.  This First Amendment shall be binding upon and inure to the benefit of Borrower, Lenders and the Administrative Agent and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein.

Section 21.                                      Counterparts.  This First Amendment may be executed by the parties on separate counterparts, and each counterpart when so executed and delivered shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective duly authorized officers on the First Amendment Closing Date, to be effective as of the Effective Date.

HILAND OPERATING, LLC,
a Delaware limited liability company

By:	/s/ Randy Moeder
Randy Moeder
Chief Executive Officer and President

[Signature Page to First Amendment to Credit Agreement]

MIDFIRST BANK,
a federally chartered savings association,
in its capacity as Administrative Agent

/s/ James P. Boggs
By:	James P. Boggs
Title:	Vice President
Address:
MidFirst Bank
MidFirst Plaza
501 N.W. Grand Blvd., Suite 100
Oklahoma City, Oklahoma 73118
Attention: James P. Boggs
Telephone No. (405) 767-7115
Telecopy No. (405) 767-7120
e-mail: james.boggs@midfirst.com

[Signature Page to First Amendment to Credit Agreement]

MIDFIRST BANK,
a federally chartered savings association,
in its capacity as a Lender

/s/ James P. Boggs
By:	James P. Boggs
Title:	Vice President
Address:
MidFirst Bank
MidFirst Plaza
501 N.W. Grand Blvd., Suite 100
Oklahoma City, Oklahoma 73118
Attention: James P. Boggs
Telephone No. (405) 767-7115
Telecopy No. (405) 767-7120
e-mail: james.boggs@midfirst.com

[Signature Page to First Amendment to Credit Agreement]

BANK OF SCOTLAND

By:	/s/ Karen Welch
Name:	Karen Welch
Title:	Assistant Vice President

[Signature Page to First Amendment to Credit Agreement]

FORTIS CAPITAL CORP.

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Casey Lowary
Name:	Casey Lowary
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

COMPASS BANK

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mathew J. Purchase
Name:	Mathew J. Purchase
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

BANK OF OKLAHOMA

By:	/s/ Mark Morris
Name:	Mark Morris
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

ACKNOWLEDGMENT OF GUARANTORS

Each of the undersigned Guarantors hereby confirms that each Loan Document (as the same may be amended or amended and restated, as the case may be, pursuant to and in connection with this First Amendment) to which it is a party or otherwise bound remains in full force and effect and that all Collateral encumbered thereby will continue to secure, to the fullest extent possible, the payment and performance of all “Obligations” (in each case as such term is defined in the applicable Loan Document), including without limitation the payment and performance of all such “Obligations” in respect of the Obligations now or hereafter existing under or in respect of the Credit Agreement and the other Loan Documents.  The Guarantors specifically reaffirm and extend their obligations under each of their applicable Guaranties to cover all indebtedness evidenced by the Credit Agreement as same has been created, amended and/or restated by or in connection with this First Amendment.  The Guaranties and all the terms thereof shall remain in full force and effect and the Guarantors hereby acknowledge and agree that same are valid and existing and that each of the Guarantors’ obligations thereunder shall not be impaired or limited by the execution or effectiveness of this First Amendment.  Each Guarantor hereby represents and warrants that all representations and warranties contained in this First Amendment and the other Loan Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.  Lender hereby preserves all its rights against each Guarantor under its applicable Guaranty and the other Loan Documents to which each applicable Guarantor is a party.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to the effectiveness set forth in this First Amendment, such Guarantor is not required by the terms of the Credit Agreement, this First Amendment or any other Loan Document to consent to the amendments of the Credit Agreement effected pursuant to this First Amendment; and (ii) nothing in the Credit Agreement, this First Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

[Signature Page to First Amendment to Credit Agreement]

HILAND PARTNERS, LP,
a Delaware limited partnership

By:	Hiland Partners GP, LLC,
its sole general partner

	By:	/s/ Randy Moeder
	Name:	Randy Moeder
	Title:	Chief Executive Officer
and President

HILAND ENERGY PARTNERS, LLC,
a Delaware limited liability company

By:	/s/ Randy Moeder
Name:	Randy Moeder
Title:	Chief Executive Officer and President

CONTINENTAL GAS OPERATING, LP,
an Oklahoma limited partnership

By:	Hiland GP, LLC, its sole general partner

By:		/s/ Randy Moeder
Name:		Randy Moeder
Title:		Chief Executive Officer
and President

[Signature Page to First Amendment to Credit Agreement]

HILAND LP, LLC,
a Delaware limited liability company

By:	/s/ Randy Moeder
Name:	Randy Moeder
Title:	Chief Executive Officer and President

HILAND GP, LLC,
a Delaware limited liability company

By	/s/ Randy Moeder
Name:	Randy Moeder
Title:	Chief Executive Officer and President

[Signature Page to First Amendment to Credit Agreement]